EXHIBIT 10.61

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 16th day of December, 1998 between Tel-Save.com, Inc., a Delaware corporation (the "Company"), and Norris M. Hall, III ("Employee").

     WHEREAS, Company desires to employ Employee and Employee desires to be employed by Company; and

     WHEREAS, Company and Employee desire to enter into this Agreement that sets forth the terms and conditions of said employment.

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

     1. Employment. Company agrees to employ Employee, and Employee accepts such employment and agrees to serve Company, on the terms and conditions set forth herein. Except as otherwise specifically provided herein, Employee's employment shall be subject to the employment policies and practices of Company in effect from time to time during the term of Employee's employment hereunder (including, without limitation, its practices as to tax reporting and withholding).

     2. Term of Agreement. The term of Employee's employment hereunder shall commence on December 28, 1998 (the "Commencement Date") and shall continue in effect for a period of three years thereafter, except as hereinafter provided (the "Term"). Notwithstanding the foregoing, Employee shall not assume the Positions (as defined in Section 3.1 hereof) until January 4, 1998. For purposes of this Section 2, Employee shall be deemed to have commenced employment hereunder in accordance with his obligations under this Agreement if an Employment Presentment (as defined below) takes place. For purposes of this Agreement, an "Employee Presentment" shall be deemed to have occurred if Employee does present himself at the offices of Company in New Hope, Pennsylvania (or such other location as Employee may be directed by the Gabriel Battista) prepared to commence performing his duties hereunder on or before December 31, 1998.

     3. Positions and Duties.

     3.1 Officer Positions. Except as may otherwise be agreed upon between Company and Employee, Employee shall perform such duties and have such responsibilities as Senior Vice President, Network Management and such other duties and responsibilities consistent with the foregoing duties and responsibilities as may be reasonably assigned or delegated to him from time to time by Company's Chief Executive Officer or Company's Board of Directors (the "Board") and as set forth in Exhibit A hereto, including, without limitation, service as an employee, officer or director of affiliates (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")) (hereinafter, "Affiliates") of Company, without additional compensation. References in this Agreement to Employee's employment with Company shall be deemed to refer to employment with Company and/or, as the case may be, an Affiliate, as the context requires. Employee shall perform his duties and responsibilities to the best of his abilities hereunder in a diligent, trustworthy, businesslike and efficient manner. Employee shall devote substantially all of his working time and efforts to the business and affairs of Company; provided, however, that nothing in this Agreement shall preclude Employee from (a) engaging in charitable activities and community affairs, and
(b) managing his personal investments and affairs (subject to the limitations in Section 10 hereof.

     4. Compensation and Related Matters.

     4.1 Base Salary. During the Term, Company shall pay to Employee a base salary ("Base Salary") at the rate of Two Hundred Twenty-Five Thousand Dollars ($225,000) per year, which Base Salary shall be paid to Employee in accordance with Company's usual and customary payroll practices.

     4.2  Benefit  Plans  and  Arrangements.   Employee  shall  be  entitled  to
participate in and to receive benefits under Company's employee benefit plans and arrangements (including, but not limited to, bonus plans) as are made available to the Company's senior executive officers during the Term, which employee benefit plans and arrangements may be altered from time to time at the discretion of the Board (the "Benefits"). Annual bonuses to Employee may be up to fifty percent (50%) of Base Salary. Notwithstanding the foregoing, Employee acknowledges and agrees that bonuses, annual or otherwise, are performance based and discretionary with the Board of Directors or a Committee thereof.

     4.3 Perquisites. During the Term, Employee shall be entitled to receive fringe benefits as are made available to Company's senior executive officers.

     4.4 Expenses. Company shall promptly reimburse Employee for all out-of-pocket expenses related to Company's business that are actually paid or incurred by him in the performance of his services under this Agreement and that are incurred, reported and documented in accordance with Company's policies. In addition, during the Term, Company will provide Employee with an automobile, as Company shall determine, and Company shall keep such automobile fully insured in accordance with Company's practices for similarly situated employees.

     4.5 Stock Options.

          (a) Grant of Options. Effective on the date hereof, Employee shall be granted an option (the "Option") to purchase 240,000 shares of Common Stock in accordance with a stock option agreement to be mutually agreed to, and executed by, Company and Employee prior to the Commencement Date, which stock option


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



agreement shall be in substantially  the form thereof attached hereto as Exhibit
A. The Option shall have an exercise price equal to $8 9/16 per share and shall expire on the tenth anniversary of the date hereof and shall vest and become exercisable, subject to accelerated vesting in the event of a Change in Control (defined as provided below) of Company in installments, as follows: (i) options with respect to 80,000 shares of Common Stock shall vest and become exercisable on the first anniversary of the date hereof, (ii) options with respect to 80,000 shares of Common Stock shall vest and become exercisable on the second anniversary of the date hereof and (iii) options with respect to 80,000 shares of Common Stock shall vest and become exercisable on the third anniversary of the date hereof. In the event of a Change in Control of Company, the Option shall vest and become exercisable as to all shares then subject thereto that are not then vested and exercisable. For purposes of this Agreement, "Change in Control" shall be deemed to have occurred if:

               (i) any Person (as defined in Section 3(a)(9) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company, becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act; provided, that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the 60 day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below) representing 50% or more of the combined voting power of the Company's, or such subsidiary's, as the case may be, then outstanding securities;

               (ii) during  any  period  of two  years,  individuals  who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii), or (iv) of this
                    Section 2(a)) whose election by the Board or nomination for election by stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, association or other entity other than the



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                    Board,  cease  for  any  reason  to  constitute  at  least a majority of the Board of either or the Company or a Significant Subsidiary;

               (iii)the  consummation  of  a  merger  or  consolidation  of  the
                    Company or any subsidiary of the Company owning directly or indirectly all or substantially all of the consolidated assets of the Company ( a "Significant Subsidiary") with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

               (iv) the  shareholders of the Company approve a plan or agreement for the sale or disposition of fifty percent (50%) or more of the consolidated assets of the Company in which case the Board shall determine the effective date of the Change of Control resulting therefrom;

               (v) any other event occurs which the Board determines, in its discretion, would materially alter, the structure of the Company or its ownership; and

               (vi) a person other than Gabriel Battista is elected by the Board of Directors to serve as the Company's principal executive officer.

     The fair market value of Common Stock for purposes of this Agreement shall mean the last reported sale price of a share of the Common Stock on the Nasdaq National Market System preceding the date in question or if no sale took place on such day, such last reported sale price on the then next preceding date on which such sale took place. Notwithstanding the foregoing, the Options shall be forfeited by Employee if an Employment Presentment does not take place on or before December 31, 1998.

          (b) Registration Statement. Company will file with the Securities and Exchange Commission and any applicable state securities regulatory authorities a Registration Statement on Form S-8 (or if unavailable, a registration statement on Form S-3) to register the shares issuable upon exercise of the Option under the Act and any applicable state securities or "Blue Sky" laws as soon as practicable after the date hereof. Notwithstanding the foregoing, Company shall be entitled to postpone for a reasonable period of time the filing or the effectiveness of such registration statement if the Board shall determine in good faith that such filing or effectiveness would be materially detrimental to the Company's business interests.


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



     4.6 Signing Bonus. In consideration of Employee's agreement to become employed by Company, Company shall pay Employee One Hundred Fifty Thousand Dollars ($150,000) (the "Signing Bonus") by means of a wire transfer on earlier of the Commencement Date, upon Employee's commencement of employment with Company as herein provided and the date and time in which this contract is executed.

     4.7 Relocation of Employee.

     (a) Subject to the terms and conditions and limitations in Section 4.7(b)(iv) the Company shall pay Employee's reasonable moving expenses incurred in connection with Employee's move from his current residence in Atlanta, Georgia ("Old Residence") to a new residence in the greater metropolitan Washington D. C. area ("New Residence").

     (b) (i) Subject to the limitations in Section 4.7(b)(iv), upon the consummation of the sale of Employee's Old Residence, the Company agrees to pay Employee the amount of money equal to the difference between the purchase price that Employee paid for such residence and the sale price that Employee received in connection with the sale of such residence. If the Employees existing residence fails to sell at or above his previous sales price, the Company will pay the Employee an amount equal to the difference, but not to exceed two (2) percentage points of the existing mortgage.

          (ii) Subject to the limitations in Section 4.7(b)(iv), in the event that and so long as the Employee owns both a New Residence and his Old Residence during the period commencing on the date hereof and terminating nine months thereafter ("Transition Period"), the Company shall reimburse the Employee for the greater of (i) his monthly mortgage for his New Residence and (ii) his monthly mortgage payment for his Old Residence, provided, however, that the Company shall reimburse the Employee only for one such mortgage payment each month during the Transition Period.

          (iii) Subject to the limitations of Section 4.7(b)(iv), to the extent that Employee has not purchased the New Residence, the Company shall provide the Employee with a two-bedroom rental residence, as the Company shall determine during the Transition Period. The Company will also pay reasonable expenses for family travel associated with finding a new residence and relocation.

          (iv) Notwithstanding the foregoing, (i) Employee shall obtain the Company's prior approval for any single moving expenditure in excess of $1,000;
(ii) the Company, prior to the Company paying any amounts to Employee pursuant to this Section 4.7, has the right to review, examine and confirm Employee's bills and invoices with respect to these matters and (iii) the Company's aggregate liability to Employee pursuant to this Section 4.7(b) shall not exceed seventy-five thousand dollars ($75,000.00).


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



     5. Termination. The Term of Employee's employment hereunder may be terminated under the following circumstances:

     5.1 Death. The Term of Employee's employment hereunder shall terminate upon his death.

     5.2 Disability. If Employee becomes physically or mentally disabled during the term hereof so that he is unable to perform services required of him pursuant to this Agreement for an aggregate of six (6) months in any twelve (12) month period (a `Disability"), Company, at its option, may terminate Employee's employment hereunder.

     5.3 Cause. Upon written notice, Company may terminate Employee's employment hereunder for Cause (as defined below). For purposes of this Agreement, Company shall have "Cause" to terminate Employee's employment hereunder upon (a) a material breach by Employee of any material provision of this Agreement, (b) willful misconduct by Employee in connection with misappropriating any funds or property of Company, (c) attempting to obtain any personal profit from any transaction in which Employee has an interest that is adverse to the interests of Company without prior written disclosure thereof to the Board or (d) Employee's gross neglect in the performance of the duties required to be performed by Employee under this Agreement.

     5.4 By Employee. Employee may terminate his employment hereunder:

     (a) Upon sixty (60) days' prior written notice to Company, provided that, upon the giving of such notice by Employee, Company may establish an earlier date for such termination under this Section 5.4 (a).

     (b) For Good Reason (as defined below) immediately and with notice to Company. "Good Reason" for termination by Employee shall include, but is not limited to, the following:

          (i) Material breach of any provision of this Agreement by Company, which breach shall not have been cured by Company within thirty
               (30) days of receipt of written notice of said material breach;

          (ii) Failure   by  Company  to   maintain   Employee   in  a  position
               commensurate   with  that  referred  to  in  Section  3  of  this
               Agreement; or

          (iii)The assignment to Employee of any duties inconsistent with Employee's position, authority, duties or responsibilities as contemplated by Section 3 hereof or any other action by Company that results in a diminution of such position, authority, duties or responsibilities.


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



     5.5 Without Cause. Company may otherwise terminate the Term of Employee's employment at any time upon written notice to Employee.

     6. Compensation In the Event of Termination. In the event that Employee's employment hereunder terminates prior to the end of the Term, Company shall make payments to Employee as set forth below:

     6.1 By Employee for Good Reason; By Company Without Cause. In the event that Employee's employment hereunder is terminated by Company without Cause or by Employee for Good Reason, then the Company shall (a) pay to Employee all amounts due to Employee pursuant to any bonus that was due to Employee as of the date of such termination, pursuant to the terms of such bonus (a "Due Bonus"),
(b) continue to pay to Employee the Base Salary and Benefits to which Employee would be entitled hereunder in the manner provided for herein for the period of time ending on the earlier of the date when the Term would otherwise have expired in accordance with Section 2 hereof and the second anniversary of the date of such termination, (c) reimburse Employee for expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of Section 4.4 hereof and (d) one hundred percent (100%) of the outstanding stock options granted to the Employee that are unvested shall immediately vest and become exercisable.

     6.2 By Company for Cause; By Employee Without Good Reason. In the event that Company shall terminate Employee's employment hereunder for Cause pursuant to Section 5.3 hereof or Employee shall terminate his employment hereunder without Good Reason, all compensation and Benefits, as specified in Section 4 of this Agreement, theretofore payable or provided to Employee shall cease to be payable or provided, except for any Due Bonus and any Benefits that may have been due and payable but that have not been paid as of the date of termination and reimbursement of expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of Section
4.4 hereof.

     6.3 Death. In the event of Employee's death, Company shall not be obligated to pay Employee or his estate or beneficiaries any compensation except for (a) any Due Bonus or any Benefits that may have been earned and are due and payable as of the date of death, but which have not been paid as of such date, (b) reimbursement of expenses that may have been incurred, but which have not been paid as of the date of death, subject to the requirements of Section 4.4 hereof, and (c) all outstanding stock options granted to Employee that are unvested shall immediately vest and become exercisable and Employee's estate or beneficiaries, as the case may be, shall have the right to exercise any of such stock options during the period commencing on the date of death and ending on the second anniversary of the date of such termination or for the remainder of the period set forth in the option agreement applicable to the option in question (the "Exercise Period'), if less.



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     6.4 Disability. In the event of Employee's Disability, Company shall not be obligated to pay Employee or his estate or beneficiaries any additional compensation except for: (a) any Due Bonus and Benefits that may have been earned and are due and payable as of the date of such Disability, but which have not been paid as of such date, and (b) reimbursement for expenses that may have been incurred but which have not been paid as of the date of Disability, subject to the requirements of Section 4.4 hereof. Upon termination due to Disability, fifty percent (50%) of the outstanding stock options granted to Employee that are unvested shall immediately vest and become exercisable and Employee or his estate or beneficiaries, as the case may be, shall have the right to exercise any of such stock options during the period commencing on the date of Disability and ending on the second anniversary of the date of the Disability or for the remainder of Exercise Period, if less.

     6.5 No  Mitigation.  In the event of any  termination  of employment  under
Section 5 hereof, Employee shall be under no obligation to seek other employment; provided; however, that to the extent that Employee does obtain other employment subsequent to the termination of Employee's employment hereunder, the obligations of Company to pay Benefits under this Agreement from and after the date of commencement of such other employment shall terminate.

     7. Unauthorized Disclosure. Employee shall not, without the prior written consent of Company, disclose or use in any way, either during Employee's employment with Company or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret acquired in the course of such employment, whether or not conceived of or prepared by him, which is related to any service or business of Company or any Affiliate; provided, however, that the foregoing shall not apply to (a) information that is not unique to the Company or that is generally known to the industry or the public other than as a result of Employee's breach of this covenant, (b) information known to Employee other than from information provided by Company or (c) information that Employee is required to disclose to, or by, any governmental or judicial authority; provided, however, if Employee should be required in the course of judicial or other governmental proceedings to disclose any information, Employee shall give Company prompt written notice thereof so that Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver by Company, Employee is compelled to disclose information to, or pursuant to the requirements of, a court or other governmental authority, Employee may disclose such information to such court or other governmental authority without liability to any other party hereto.

     8. Tangible Items. All files, records, documents, manuals, books, forms, reports, memoranda, studies, data, calculations, recordings and correspondence, in whatever form they may exist, and all copies, abstracts and summaries of the foregoing and all physical items related to the business of Company and its affiliates, other than merely personal items, whether of a public nature or not, and whether prepared by Employee or not, and which are received by Employee from, or on behalf of Company or



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



an Affiliate in the course of his employment hereunder are and shall remain the exclusive property of Company and any such Affiliate and shall not be removed from the premises of the Company or such Affiliate, as the case may be, except as required in the course of Employee's employment hereunder, without the prior written consent of the Company's Chief Executive Officer or the Board, and the same shall be promptly returned by Employee upon the termination of Employee's employment with Company or at any time prior thereto upon the request of the Company's Chief Executive Officer or the Board.

     9. Inventions and Patents. Employee agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information that relates to Company's actual or anticipated business, research and development or existing or future products or services and that are conceived, developed or made by or at the direction of Employee while Employee is employed by Company will be owned by Company.
Employee also agrees to promptly perform, at the expense of Company, all reasonable actions (whether before, during or after the Term) necessary to establish and confirm such ownership.

     10. Certain Restrictive Covenants. During the Term, and for a period ending six (6) months after the earlier of Employee's termination of employment hereunder and the end of the Term for which the Employee is being compensated at an annual rate equal to the Base Salary, Employee agrees that he will not act, either directly or indirectly, as a partner, officer, director, substantial stockholder (an equity interest of 5% or more) or employee of, or render advisory or other services for, or in connection with, or become interested in, or make any substantial financial investment in any firm, corporation, business entity or business enterprise that competes with the business of Company (each, a "Competitor"), except with the express written consent of the Board. Employee further agrees that in the event of the termination of his employment under
Section 5 hereof, for a period of twelve (12) months thereafter, he will not, directly or indirectly, employ, offer to employ, or actively interfere with the relationship of Company or an Affiliate with, any employee of Company or any employee of any Affiliate.

     11. Employee Representations and Covenants. Employee hereby represents, warrants and covenants to Company that (a) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any employment, non-competition or confidentiality contract or agreement, instrument; order, judgment or decree to which Employee is a party or by which he is bound; (b) Employee, in performing this Agreement and the duties of Employee's employment with Company, will not disclose or utilize any trade secrets of a former employer, unless Employee has first obtained express written authorization from any such former employer for their disclosure or use; (c) Employee has not brought, and will not bring to Company, any documents, records, information or


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



other materials of a former employer that are not generally available to the public, unless Employee has first obtained express written authorization from any such former employer for their possession and use; and (d) upon the execution and delivery of this Agreement by Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

     12. Company Representations. Company represents and warrants (a) that it is duly authorized and empowered to enter into this Agreement, (b) the execution, delivery and performance of this Agreement by Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Company is a party or by which it is bound, and (c) upon the execution and delivery of this Agreement by Employee, this Agreement shall be the valid and binding obligation of Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditor generally.

     13. Indemnification. Prior to the Commencement Date, Company and Employee shall enter into an indemnification agreement in a form mutually acceptable to Company and Employee and containing terms no less favorable to Employee than those contained in any indemnification or similar agreement currently in effect between Company and any of its officers.

     14. Remedies. Employee acknowledges that the restrictions and agreements contained in this Agreement are reasonable and necessary to protect the legitimate interests of Company, and that any violation of this Agreement will cause substantial and irreparable injury to Company that would not be quantifiable and for which no adequate remedy would exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor.

     15. Effect of Agreement on Other Benefits. Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict Employee's participation in any other employee benefit plan or other plans or programs provided to officers, directors or employees of Company.

     16. Rights of Employee's Estate. If Employee dies prior to the payment of all amounts due and owing to him under the terms of this Agreement, such amounts shall be paid to such beneficiary or beneficiaries as Employee may have last designated in writing filed with the Secretary of Company or, if Employee has made no beneficiary designation, to Employee's estate. Such designated beneficiary or the executor of Employee's estate, as the case may be, may exercise all of Employee's rights hereunder. If any beneficiary designated by Employee shall predecease Employee, the designation of such beneficiary shall be deemed revoked, and any amounts which would have been payable to such beneficiary shall be paid to Employee's estate. If any designated



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



beneficiary survives Employee, but dies before payment of all amounts due hereunder, such payments shall, unless Employee has designated otherwise, be made to such beneficiary's estate. In the event of Employee's death or judicial determination of his incompetence, reference in this Agreement to Employee shall be deemed where appropriate, to refer to his beneficiary, estate or other legal representative.

     17. Severability. It is the intent and understanding of the parties hereto that if, in any action before any court or other tribunal of competent jurisdiction legally empowered to enforce this Agreement, any term, restriction, covenant, or promise is held to be unenforceable as a result of being unreasonable or for any other reason, then such term, restriction, covenant, or promise shall not thereby be terminated, but, that it shall be deemed modified to the extent necessary to make it enforceable by such court or other tribunal and, if it cannot be so modified, that it shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, and this agreement shall be deemed to be in full force and effect as so modified and such modification or amendment in any event shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

     18. Notices. Any notices or demands given in connection herewith shall be in writing and deemed given when (a) personally delivered, (b) sent by facsimile transmission to a number provided in writing by the addressee and a confirmation of the transmission is received by the sender or (c) two (2) days after being deposited for delivery with a recognized overnight courier, such as Federal Express, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such party may in writing designate:

         If to Employee:   Norris M. Hall, III
                           16740 Queen Anne Road
                           Upper Marlboro, MD  20774
                           Fax No.:

         If to Company:    Tel-Save.com, Inc.
                           6805 Route 202
                           New Hope, Pennsylvania 18938
                           Attn: President
                           Fax No.:  (215) 862-1515

Either party may change its address for notices by written notice to the other party in accordance with this Section 17.

     19. Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing executed by Employee and Company. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.


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



     20.   Governing  Law.  The  validity,   interpretation,   construction  and
performance of this Agreement shall be governed by the laws of Pennsylvania relating to contracts made and to be performed entirely therein.

     21. Headings. The headings in this Agreement are inserted for convenience only and shall have no significance in the interpretation of this Agreement.

     22.  Successors.  Company  may not assign any of its rights or  obligations under this Agreement hereunder. Employee may assign his rights, but not his obligations, hereunder and all of Employee's rights hereunder shall inure to the benefit of his estate, personal representatives, designees or other legal representatives. All of the rights of Company hereunder shall inure to the benefit of, and be enforceable by the successors of Company. Any person, firm or corporation succeeding to the business of Company by merger, purchase, consolidation or otherwise shall be deemed to have assumed the obligations of Company hereunder; provided, however, that Company shall, notwithstanding such assumption by a successor, remain primarily liable and responsible for the fulfillment of its obligations under this Agreement.

     23.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     24. Certain Words. As used in this Agreement, the words "herein," "hereunder," "hereof" and similar words shall be deemed to refer to this Agreement in its entirety, and not to any particular provision of this Agreement unless the context clearly requires otherwise.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first written above.


Tel-Save.com, Inc.



By:
   -----------------------------------
   Name:
   Title:



--------------------------------------
Norris M. Hall, III


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